Exhibit 99.1

Rennova Health REPORTS first quarter 2016 FINANCIAL RESULTS

Conference call begins at 11:00 a.m. Eastern time today

WEST PALM BEACH, Fla. (May 16, 2016) – Rennova Health, Inc. (NASDAQ: RNVA) (NASDAQ: RNVAW), a vertically integrated provider of industry-leading diagnostics and supportive software, reports financial results for the three months ended March 31, 2016, and provides a business update.

Business highlights for the first quarter of 2016 and recent weeks include:

•	Entered into a preferred provider network agreement with America’s Choice Provider Network (“ACPN”), providing Rennova with access to 24 million members across the U.S. and more than 750,000 members outside the U.S.
•	Formed a Scientific Advisory Committee to provide oversight and direction as the Company investigates opportunities in diabetes and cancer diagnostics
•	Entered into an agreement with Genomas to offer the revolutionary PhyzioType Systems for DNA-guided management and prescription of drugs
•	Secured numerous contracts with payors on a nationwide basis and refocused sales and marketing efforts in the State of California, where attractive third-party payor contracts are already in place
•	Signed an agreement for the Company’s Clinlab, Inc. subsidiary to provide its Laboratory Information System (LIS) technology to the Fulton County, Georgia Department of Health & Wellness for faster, more efficient processing and reporting of laboratory tests
•	Strengthened the management team with the addition of Mark Jewett (Revenue Cycle Management and Interim CEO of billing subsidiary), Victoria Nemerson (Corporate Counsel), Al Lechner (Software sales) and Jack Seeley (to lead the Laboratory Sales and Marketing division)
•	Secured $5 million in proceeds from the sale of aged accounts receivable

Financial highlights for the first quarter of 2016 include (all comparisons are with the first quarter of 2015):

•	Total net revenues of $1.9 million, compared with $13.6 million
•	Supportive Software Solutions segment revenues of $0.2 million, compared with $0.1 million
•	Gross margin of 70.0%, compared with 70.5%
•	Non-GAAP adjusted EBITDA of $(2.5) million, compared with $3.4 million
•	Net loss attributable to common stockholders of $4.2 million, or $0.29 per basic and diluted share, compared with net income attributable to common stockholders of $0.5 million, or $0.04 per diluted share

Management Commentary

“We continued to be impacted, in the first quarter of 2016, by increased scrutiny and lower third-party reimbursement affecting our entire industry, caused mainly by certain well publicized fraud perpetrated in different ways by numerous labs and substance abuse facilities. We believe that the worst of the uncertainty and volatility is behind us and that our compliant business model combined with providing laboratory services and supportive solutions creates opportunity for sustainable relationships with our customers,” said Seamus Lagan, chief executive officer of Rennova Health. “We have made progress in securing reimbursement for our laboratory services, supported by an exceptional focus on compliance. We expect significant improvement for the rest of the year with increased contracted billing and improved efficiencies that will enable us to meet the growing need for information by payers and, in turn, an increased rate of payments in percentage terms. We have expanded and refurbished several of our laboratories to increase capacity and bring testing in-house, which has significantly reduced our cost per sample. We continue to expect to realize the benefits from these improvements beginning with the second quarter.

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“Our focus on compliance provides the opportunity to expand contracts with preferred providers, and our ability to secure in-network contracts should improve payments for our lab services, making them both more predictable and timely, while expanding our customer base. Most recently we announced a preferred provider network agreement with ACPN, which gives us access to 24 million members in the U.S. and 750,000 outside the U.S. We expect to add in-network contracts throughout the year, under the leadership of Jack Seeley, whom we brought on board during the first quarter to lead our sales and marketing efforts. In addition to focusing on securing new preferred provider contracts, Jack is prioritizing his efforts on the State of California, where we have a number of attractive contracts already in place.”

Mr. Lagan added, “We are seeing good initial growth in our supportive software solutions segment, and we are optimistic this segment will have a greater impact on our financial performance as the year unfolds. We successfully launched our electronic health records product to the substance abuse market, which permits an additional revenue stream from our laboratory services customers. This niche market has demonstrated a need for electronic integration to meet licensure requirements, which is well-suited to our product. We now have contracts with 20 medical providers for our software solution and expect to end the year with at least 100 contracted customers. In addition, we have begun offering our medical billing services to this marketplace and now have six substance-abuse facilities as customers.”

Commenting on future plans, Mr. Lagan said, “We look forward to multiple milestones for the remainder of this year as we continue to capitalize on recent disruption in the toxicology testing industry to gain new clients. We plan to add more tests, in particular as we nurture our relationship with Genomas and their PhyzioType Systems for DNA-guided management and prescription of drugs. We are close to completing the development of an ordering and reporting system to facilitate direct-to-consumer testing and plan to launch later this year, a personal hormone test, including testosterone via our StableSpot® home collection device. Initially we plan to leverage our current testing capabilities to offer routine testing in a convenient, cost-effective and informative manner. Other products under development include a revolutionary test with Epinex for the early detection of diabetes. Using the knowledge and expertise attained from the merger with CollabRx, we also will further consider options for cancer diagnostics and decision support. In addition, we are looking for synergistic acquisitions that can add revenues with minimum investment, particularly with respect to additional tests.

“We have begun to capitalize on the mandates in the Affordable Care Act with our EHR product and the addition of many more covered lives. Our total addressable market for drug and alcohol and opioid testing approaches $49 billion annually while the total market for genomics testing and interpretation, including therapy selection, represents an exciting growth market expected to approach $100 billion by 2020,” Mr. Lagan concluded.

Financial Results

Total net revenues for the first quarter of 2016 were $1.9 million, compared with $13.6 million for the first quarter of 2015. Laboratory services revenues for the first quarter of 2016 were $1.5 million, compared with $13.5 million for the first quarter of 2015, a decrease of 89%. The decline in net revenues related primarily to a decrease in the net recovery rate of revenues from 28% of gross billings to insurance carriers in the 2015 quarter to 20% of gross billings to insurance carriers in the 2016 quarter, and an 85% decline in insured test volume. The decrease in the net recovery rate resulted in a decrease in net revenues of $3.9 million. The decrease in insured test volume resulted in a decrease in net revenues of $8.2 million. During the first quarter of 2015, the Company transitioned a significant portion of its testing from external reference laboratories to internal processing, which resulted in a $0.6 million decrease in direct costs of revenues, or a 58% decrease in direct costs per sample. Total samples processed declined 73% year-over-year, resulting in a $2.9 million decrease in direct costs of revenues.

Supportive software solutions segment revenues were $0.2 million for the first quarter of 2016, compared with $0.1 million for the first quarter of 2015, an increase of 100%. The increase was due to revenues from the Company’s Medical Mime product, which was launched in the fourth quarter of 2015. Decision support and informatics operations net revenues were $0.2 million for the first quarter of 2016, compared with no revenues in the prior year’s first quarter, as the decision support and informatics operations segment was created with the acquisition of CollabRx, Inc. in November 2015.

Total operating expenses for the first quarter of 2016 were $8.6 million, compared with $11.4 million for the prior-year first quarter. The decline was primarily due to a decline in direct costs of revenue of $3.4 million and a decline in sales and marketing expenses of $0.3 million, partially offset by a $0.3 million increase in general and administrative expenses, engineering expenses of $0.5 million, and an increase in depreciation and amortization of $0.1 million.

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The Company reported other income of $2.5 million for the first quarter of 2016, compared with other income of $(0.2 million) for the first quarter of 2015. The increase was primarily due to an unrealized gain on derivative instruments of $3.4 million, partially offset by an increase in interest expense of $0.5 million. The Company recognized no income tax expense or benefit for the first quarter of 2016, compared with a provision for income taxes of $1.0 million for the first quarter of 2015.

Net loss attributable to common stockholders for the first quarter of 2016 was $4.2 million, or $0.29 per basic and diluted share, compared with net income attributable to common stockholders of $0.5 million, or $0.04 per diluted share, for the first quarter of 2015.

The Company had cash and cash equivalents of $4.9 million as of March 31, 2016.

Non-GAAP Measures

To supplement Rennova Health’s consolidated financial statements presented in accordance with GAAP, Rennova provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted (loss) income and non-GAAP adjusted (loss) income per share.

Rennova’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of Rennova’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, Rennova believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)	(unaudited)

(Loss) income before income taxes	$(4,244,011)	$1,984,509

Adjustments to GAAP measure:
Depreciation and amortization	727,270	580,793
Interest expense	1,013,413	505,101
Stock compensation expense	9,310	356,463

Adjusted EBITDA	$(2,494,018)	$3,426,866

Other income (expense):
Depreciation and amortization	(727,270)	(580,793)
Cash interest expense	(224,037)	(258,526)
Provision for income taxes at standard 38.8%	1,336,786	(1,586,435)

Adjusted net (loss) income	$(2,108,539)	$1,001,112

Adjusted (loss) income per diluted share	$(0.14)	$0.08

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Conference call and Webcast

Rennova Health management will hold a conference call and webcast today at 11:00 a.m. Eastern time to discuss first quarter financial results and provide a business update. To access the conference call dial 888-563-6275 from within the U.S. or 706-634-7417 from outside the U.S. All listeners should provide the following passcode: 10682801. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website at www.rennovahealth.com.

Following the conclusion of the conference call, a replay will be available through May 22, 2016 and can be accessed by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. All listeners should provide passcode 10682801. The webcast will be available for 30 days.

About Rennova Health, Inc.

Rennova Health, Inc. (NASDAQ: RNVA) provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information about Rennova Health, Inc., visit www.rennovahealth.com.

Rennova Health Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

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RENNOVA HEALTH, INC.

Consolidated Balance Sheet

March 31,
2016
(unaudited)
ASSETS

Current assets:
Cash	$4,900,806
Accounts receivable, net	7,051,842
Prepaid expenses and other current assets	1,317,948
Income tax refunds receivable	2,516,028

Total current assets	15,786,624

Property and equipment, net	6,449,872

Other assets:
Deposits	232,774

Total assets	$22,469,270

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,436,654
Accrued expenses	4,600,474
Current portion of notes payable	5,269,031
Current portion of notes payable, related party	4,174,742
Current portion of capital lease obligations	1,323,708

Total current liabilities	18,804,609

Other liabilities:
Notes payable, net of current portion	2,898,242
Capital lease obligations, net of current portion	2,070,990
Derivative liabilities	4,123,929

Total liabilities	27,897,770

Commitments and contingencies

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized:
Series B preferred stock, $0.01 par value, 5,000 shares authorized, issued and outstanding at March 31, 2016	50
Series C preferred stock, $0.01 par value, 10,350 shares authorized, 8,818 shares issued and outstanding at March 31, 2016	88
Series E preferred stock, $0.01 par value, 45,000 shares authorized, 45,000 shares issued and outstanding at March 31, 2016	450
Common stock, $0.01 par value, 500,000,000 shares authorized, 14,782,557 shares issued and outstanding at March 31, 2016	147,825
Additional paid-in-capital	26,694,274
Accumulated deficit	(32,271,187)
Total stockholders' equity	(5,428,500)

Total liabilities and stockholders' equity	$22,469,270

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RENNOVA HEALTH, INC.

Consolidated Statements of Operations

	Three Months Ended March 31,
	2016	2015
	(unaudited)	(unaudited)

Net Revenues	$1,878,813	$13,648,782

Operating expenses:
Direct costs of revenue	564,200	4,031,274
General and administrative	5,954,046	5,639,933
Sales and marketing expenses	873,440	1,182,221
Engineering	522,768	–
Bad debt	1,285	–
Depreciation and amortization	727,270	580,793
Total operating expenses	8,643,009	11,434,221

Income (loss) from operations	(6,764,196)	2,214,561

Other income (expense):
Other income	100,010	21
Unrealized gain on derivative instruments	3,433,588	–
Gain on legal settlement	–	275,028
Interest expense	(1,013,413)	(505,101)
Total other income (expense)	2,520,185	(230,052)

Income (loss) before income taxes	(4,244,011)	1,984,509

Provision for income taxes	–	977,500

Net income	(4,244,011)	1,007,009

Preferred stock dividends	–	523,050

Net income (loss) attributable to Rennova Health common shareholders	$(4,244,011)	$483,959

Net income (loss) per common share:
Basic	$(0.29)	$0.04
Diluted	$(0.29)	$0.04

Weighted average number of common shares
outstanding during the period:
Basic	14,816,586	11,937,530
Diluted	14,816,586	12,809,335

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